SCHEDULE II
                            INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)
                                      SHARES PURCHASED     AVERAGE
                        DATE              SOLD(-)          PRICE(2)
 COMMON STOCK-BALDWIN TECHNOLOGY'A
          GAMCO ASSET MANAGEMENT INC.
                       6/01/07          265,000-             *DO
                       5/30/07            1,000-            5.7500
                       5/23/07              700-            5.6400
                       5/09/07              900-            5.5933
                       5/02/07            2,600             5.5181
                       4/30/07              400-            5.1750
          GABELLI ADVISERS, INC.
                       6/04/07              600-            6.0500
                       5/04/07            1,000-            5.5520
                       5/03/07            1,000-            5.5100

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE AMERICAN STOCK EXCHANGE.

(2) PRICE EXCLUDES COMMISSION.

(*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.